================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      DAIRY MART CONVENIENCE STORES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                      DAIRY MART CONVENIENCE STORES, INC.

Dear Dairy Mart Shareholder:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Dairy Mart Convenience Stores, Inc. (the "Company") to be held at 10:00 a.m. (eastern time) on Thursday, December 11, 1997, at the Renaissance Hotel, 24 Public Square, Cleveland, Ohio. At the Annual Meeting, seven persons will be elected to the Board of Directors. The Board of Directors recommends election of each of the named nominees. Such other business will be transacted as may properly come before the Annual Meeting.

     We hope that you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, we request that you sign, date and return the enclosed proxy card, even if you plan to attend the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                            Sincerely yours,

                                            Dairy Mart Convenience Stores, Inc.

                                            Robert B. Stein, Jr.,
                                            Chairman of the Board, President and
                                            Chief Executive Officer

November 14, 1997

                      DAIRY MART CONVENIENCE STORES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 11, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DAIRY MART CONVENIENCE STORES, INC. will be held on Thursday, December 11, 1997, at 10:00 a.m. (eastern time) at the Renaissance Hotel, 24 Public Square, Cleveland, Ohio for the following purposes:

          (1) To elect seven members to the Board of Directors; and

          (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record as shown by the transfer books of the Company at the close of business on November 12, 1997, are entitled to notice of, and to vote at, the Annual Meeting.

                                            By Order of the Board of Directors

                                            Dairy Mart Convenience Stores, Inc.

                                            Gregory G. Landry,
                                            Executive Vice President and Chief
                                            Financial Officer

November 14, 1997

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY AT THEIR EARLIEST CONVENIENCE. SHAREHOLDERS WHO EXECUTE A PROXY MAY NEVERTHELESS ATTEND THE MEETING AND VOTE THEIR SHARES IN PERSON.

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                     OF DAIRY MART CONVENIENCE STORES, INC.

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of DAIRY MART CONVENIENCE STORES, INC., 210 Broadway East, Cuyahoga Falls, Ohio 44222 (the "Company"), for use at the Annual Meeting of Shareholders to be held on Thursday, December 11, 1997, and at any and all adjournments or postponements thereof. The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by the Company. Directors, officers and some employees of the Company may solicit proxies personally or by telephone, without additional compensation. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about November 14, 1997.

     Shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), or Class B Common Stock, par value $.01 per share ("Class B Common Stock," and together with the Class A Common Stock, "Common Stock"), of the Company represented by properly executed proxies will be voted as directed on the proxy. Properly executed proxies containing no voting directions to the contrary will be voted for the election of the nominees named below. A proxy may be revoked at any time before it is voted at the Annual Meeting by notifying the Chief Financial Officer of the Company in writing at the address set forth above, by submitting a properly executed proxy bearing a later date, or by revoking the proxy at the Annual Meeting. Attendance at the Annual Meeting will not by itself operate to revoke a proxy.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     The Board of Directors has fixed the close of business on November 12, 1997, as the record date for the determination of shareholders entitled to notice of this Annual Meeting, and only shareholders of record on that date will be entitled to vote at the meeting. As of October 24, 1997, 3,096,369 shares of Class A Common Stock were issued and outstanding and 1,528,049 shares of Class B Common Stock were issued and outstanding. Except with respect to the election of Directors, holders of both classes of Common Stock vote or consent as a single class on all matters, with each share of Class B Common Stock having one vote per share and each share of Class A Common Stock having one-tenth of a vote per share. With respect to the election of Directors, holders of Class A Common Stock are entitled to elect 25% of the Directors (rounded up to the nearest whole number) to be elected by the holders of Common Stock, so long as the number of outstanding shares of Class A Common Stock is at least 10% of the total number of outstanding shares of both classes of Common Stock. The holders of the Class B Common Stock have the right to elect the remaining Directors to be elected by the holders of Common Stock, so long as the number of outstanding shares of Class B Common Stock is at least 12.5% of the total number of outstanding shares of both classes of Common Stock.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information concerning beneficial ownership of the Common Stock by each shareholder known by the Company to be the beneficial owner of 5% or more of either class of Common Stock as of October 24, 1997. In preparing the table, the Company has relied on information filed by certain of such persons with the Securities and Exchange Commission and, in some cases, other information provided to the Company by such persons.

                                                                 AMOUNT AND NATURE OF     PERCENT OF
 TITLE OF CLASS       NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP       CLASS
-----------------  ------------------------------------------    --------------------     ----------
Class B            DM Associates Limited Partnership                    638,743(1)           41.8%
  Common Stock     210 Broadway East
                   Cuyahoga Falls, Ohio

                   New DM Management Associates I                       638,743(1)           41.8%
                   210 Broadway East
                   Cuyahoga Falls, Ohio

                   Robert B. Stein, Jr.                                 638,743(1)           41.8%
                   210 Broadway East
                   Cuyahoga Falls, Ohio

                   Gregory G. Landry                                    638,743(1)           41.8%
                   210 Broadway East
                   Cuyahoga Falls, Ohio

                   James Wilen and Wilen Management                     111,925(2)            7.3%
                   Corporation
                   2360 West Joppa Road
                   Lutherville, Maryland
----------------------------------------------------------------------------------------------------

Class A            James Wilen and Wilen Management                     275,125(2)            8.9%
  Common Stock     Corporation
                   2360 West Joppa Road
                   Lutherville, Maryland

                   Heartland Advisors, Inc.
                   790 North Milwaukee Street                           172,500(3)            5.6%
                   Milwaukee, Wisconsin

                   The IDS Mutual Fund Group                            374,665(4)           10.8%
                   IDS Tower 10
                   Minneapolis, Minnesota

                   OKGBD & Co.                                          360,001(5)           10.4%
                   c/o Bankers Trust
                   P.O. Box 704
                   Church Street Station
                   New York, New York

                   Triumph-Connecticut Limited Partnership              765,000(6)           19.8%
                   60 State Street, 21st Floor
                   Boston, Massachusetts

---------------
Notes to Table

(1) DM Associates Limited Partnership ("DM Associates") is the owner of record of 638,743 shares of Class B Common Stock of the Company, representing approximately 41.8% of the issued and outstanding shares of Class B Common Stock, and 34.8% of the total voting power of both classes of the Common Stock. The general partner of DM Associates is New DM Management Associates I ("DM Management I"), which is a general partnership. The general partners of DM Management I are Robert B. Stein, Jr. and Gregory G. Landry, each of whom owns 50% of the partnership interests of DM Management I.

    As the sole general partner of DM Associates and by virtue of the provisions of the limited partnership agreement of DM Associates, DM Management I has the power to vote and dispose of such 638,743 shares owned by DM Associates, subject to the consent of the limited partners of DM Associates being required for any sale of more than 360,000 shares. In addition, the partnership agreement of DM Associates provides that, prior to voting the 638,743 shares, DM Management I shall consult with a certain limited partner as to the voting of such shares. If, after consultation with the limited partner, DM Management I votes the shares in a manner with which the limited partner disagrees, the limited partner shall have the right to dissolve DM Associates. The partnership agreement of DM Management I provides that a majority of the partnership interests of DM Management I determine how to vote the shares of Class B Common Stock owned by DM Associates.

    As the managing general partner of DM Management I, Mr. Stein has sole indirect dispositive power with respect to the 638,743 shares owned by DM Associates. As general partners of DM Management I, Mr. Stein and Mr. Landry share voting power with respect to the 638,743 shares.

    The number of shares set forth in the table above does not include shares of Class A Common Stock that either of Messrs. Stein and Landry may beneficially own other than in their capacity as general partners of DM Associates I. See "ITEM 1 -- ELECTION OF DIRECTORS -- Information Concerning Nominees and Certain Executive Officers."

(2) Two Schedules 13G were filed with the SEC by Wilen Management Corporation ("Wilen") and James Wilen, in his capacity as President and sole owner of Wilen, to report Wilen's beneficial ownership, as an investment advisor to various clients, of shares of Class A and Class B Common Stock. The total of Class A and Class B Common Stock of 387,050 Shares, represents approximately 8.4% of the total number of issued and outstanding shares of both classes of Common Stock and approximately 7.6% of the total voting power of both classes of Common Stock.

(3) Heartland Advisors, Inc. reported on a Schedule 13G filed with the SEC its beneficial ownership, as an investment advisor, of 172,500 shares of Class A Common Stock. The 172,500 shares represent approximately 3.7% of the total number of issued and outstanding shares of both classes of the Common Stock and approximately .9% of the total voting power of both classes of Common Stock.

(4) The IDS Mutual Fund Group, through nominees, holds currently exercisable Warrants to purchase an aggregate of 374,665 shares of Class A Common Stock. If the 374,665 shares underlying the Warrants were issued, they would represent approximately 7.5% of the total number of issued and outstanding shares of both classes of Common Stock, and approximately 2.0% of the total voting power of both classes of Common Stock.

(5) OKGBD & Co. and its affiliates hold currently exercisable Warrants to purchase an aggregate of 360,001 shares of Class A Common Stock. If the 360,001 shares underlying the Warrants were issued, they would represent approximately 7.2% of the total number of issued and outstanding shares of both classes of Common Stock, and approximately 1.9% of the total voting power of both classes of Common Stock.

(6) Triumph-Connecticut Limited Partnership ("Triumph"), Triumph's general partner, Triumph-Connecticut Capital Advisors, Limited Partnership ("TCCALP"), and TCCALP's general partners, Triumph Capital Group, Inc., Frederick W. McCarthy, Frederick S. Moseley, IV, E. Mark Norman, Thomas W. Janes, John M. Chapman and Richard J. Williams, reported on a Schedule 13D filed with the SEC their shared beneficial ownership of currently exercisable Warrants to purchase an aggregate of 765,000 shares of Class A Common Stock. If the 765,000 shares underlying the Warrants were issued, they would represent approximately 14.2% of the total number of issued and outstanding shares of both classes of Common Stock, and approximately 4.0% of the total voting power of both classes of Common Stock.

                        ITEM 1 -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     Seven Directors have been nominated for election at the Annual Meeting, to hold office until the next Annual Meeting and until the election and qualification of their successors. Pursuant to the Company's Certificate of Incorporation, two of the Directors are to be elected by the holders of Class A shares (the "Class A Directors") and five of the Directors are to be elected by the holders of Class B shares (the "Class B Directors"). The Board of Directors has nominated Thomas W. Janes and Truby G. Proctor, Jr. as Class A Directors and Frank W. Barrett, J. Kermit Birchfield, Jr., John W. Everets, Jr., Gregory G. Landry and Robert B. Stein, Jr. as Class B Directors. All of the nominees are currently serving on the Board. It is intended that proxies of the respective classes of shares will be voted in favor of all of these persons.

INFORMATION CONCERNING NOMINEES AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the ownership of the Common Stock and other matters with respect to the nominees, the executive officers listed in the Summary Compensation Table and all Directors and executive officers as a group, as of October 24, 1997.

                                              SHARES (AND PERCENTAGE) OF COMMON STOCK
                                             BENEFICIALLY OWNED AS OF OCTOBER 24, 1997
                               ----------------------------------------------------------------------
                                                                                             PERCENT
                                                                                             OF TOTAL
                               DIRECTOR       CLASS B                CLASS A                  VOTING
        NAME (AND AGE)          SINCE       COMMON STOCK           COMMON STOCK               POWER
------------------------------ --------     ------------           ------------              --------
NOMINEES FOR
CLASS B DIRECTOR
Frank W. Barrett (57).........   1983            1,250(*)               10,375(*)(1)            (*)
J. Kermit Birchfield,
  Jr.(57).....................   1996            2,000(*)                9,375(*)(2)            (*)
John W. Everets, Jr.(51)......   1994           10,000(*)                7,875(*)(3)            (*)
Gregory G. Landry(39).........   1991          638,743(41.8%)           90,874(2.9%)(5)(4)     35.1%
Robert B. Stein, Jr.(39)......   1992          638,743(41.8%)          141,675(4.4%)(4)(6)     35.3%

NOMINEES FOR
CLASS A DIRECTOR
Thomas W. Janes(41)...........   1995                0                 769,375(19.9%)(7)(8)     4.0%
Truby G. Proctor, Jr.(61).....   1996           13,000(*)                4,375(*)(9)            (*)

NAMED EXECUTIVE OFFICERS
Scott A. Stein(38)............    N/A                0                  10,750(*)(10)           (*)
Gregory Wozniak(50)...........    N/A                0                  19,075(*)               (*)
Gregg O. Guy (49).............    N/A                0                  56,899(1.8%)(11)        (*)

ALL DIRECTORS AND EXECUTIVE
OFFICERS
AS A GROUP (14 PERSONS)           N/A          664,993(43.5%)(10)    1,139,228(27.3%)(12)      40.1%

---------------

 (*) Owns less than 1% of the issued and outstanding class of Common Stock or of the total voting power.

 (1) Includes currently exercisable non-qualified stock options granted to Mr. Barrett to purchase 10,375 shares of Class A Common Stock.

 (2) Includes currently exercisable non-qualified stock options granted to Mr. Birchfield to purchase 4,375 shares of Class A Common Stock.

 (3) Includes currently exercisable non-qualified stock options granted to Mr. Everets to purchase 7,875 shares of Class A Common Stock.

 (4) Messrs. Stein and Landry are the general partners of DM Management I (described in footnote 1 to the table under the heading "Principal Shareholders" above). The shares of Class B Common Stock set forth in this table for Messrs. Stein and Landry include the shares beneficially owned by them in their capacity as general partners of DM Management I.

 (5) Includes currently exercisable incentive stock options granted to Mr. Landry to purchase 84,624 shares of Class A Common Stock.

 (6) Includes currently exercisable incentive stock options granted to Mr. Stein to purchase 117,500 shares of Class A Common Stock.

 (7) The shares of Class A Common Stock set forth in this table for Mr. Janes include the shares set forth for Triumph in the Principal Shareholders table above. Mr. Janes' pecuniary interest in the 765,000 shares is based upon his status as general partner of TCCALP, general partner of Triumph, the entity holding the shares, and is not discernable. Mr. Janes disclaims beneficial ownership of all shares other than those attributable to him as a general partner of TCCALP.

 (8) Includes currently exercisable non-qualified stock options granted to Mr. Janes to purchase 4,375 shares of Class A Common Stock.

 (9) Includes currently exercisable non-qualified stock options granted to Mr. Proctor to purchase 4,375 shares of Class A Common Stock.

(10) Includes currently exercisable incentive stock options granted to Mr. Stein to purchase 10,750 shares of Class A Common Stock.

(11) Includes currently exercisable incentive stock options granted to Mr. Guy to purchase 47,500 shares of Class A Common Stock.

(12) Includes currently exercisable stock options granted to all Directors and executive officers of the Company to purchase 305,874 shares of Class A Common Stock and currently exercisable Warrants to purchase 765,000 shares of Class A Common Stock.

     The following sets forth certain information concerning the Company's nominees for election to the Board of Directors at the Annual Meeting.

          INFORMATION AS TO NOMINEES FOR ELECTION AS CLASS B DIRECTORS

FRANK W. BARRETT

     Mr. Barrett is Executive Vice President of Springfield Institution for Savings. He previously served as Senior Vice President for Bank of Ireland First Holdings, Inc. from September 1990 to December 1993, as Senior Vice President for Connecticut National Bank from May 1990 to September 1990, and as Senior Vice President for Shawmut Bank, N.A. from January 1988 to May 1990.

J. KERMIT BIRCHFIELD

     Mr. Birchfield is Chairman of the Board of Displaytech, Inc., a manufacturer of high resolution fertile liquid crystal. From June 1990 to November 1994 he served as Senior Vice President and General Counsel of M/A-COM, Inc., a telecommunications company. Mr. Birchfield is a member of the Board of Directors for HSPC, Inc., a publicly held company that provides financing for the purchase of health care equipment, Intermountain Gas Company, Inc., an Idaho public utility company, and MFS, Inc., a wholly-owned subsidiary of Sun Life of Canada, a registered mutual funds company.

JOHN W. EVERETS, JR.

     Mr. Everets has been Chairman of the Board and Chief Executive Officer of HSPC, Inc., a publicly held company that provides financing for health care equipment, since July 1993 and has been a director of HSPC, Inc. since 1993. He was Chairman of the Board of T.O. Richardson Co., Inc., a financial services company, from January 1990 until July 1993. Mr. Everets is also a director of Eastern Company, a publicly held manufacturing company and Crown Northcorp, a publicly held company that holds real estate.

GREGORY G. LANDRY

     Mr. Landry has served as Chief Financial Officer since August 1990 and was named Executive Vice President of the Company in April 1992. Mr. Landry joined the Company in October 1985 and served in various financial positions, including Treasurer. He is a certified public accountant and a member of the American Institute of Public Accountants.

ROBERT B. STEIN, JR.

     Mr. Robert B. Stein, Jr. was elected President of the Company in September 1994, Chief Executive Officer in June 1995 and Chairman of the Board of Directors in December 1995. He joined the Company in 1983 and served in various positions including Treasurer, General Manager of the Midwest Region, and Executive Vice President-Operations and Marketing.

          INFORMATION AS TO NOMINEES FOR ELECTION AS CLASS A DIRECTORS

THOMAS W. JANES

     Mr. Janes has been a Managing Director since 1990 of Triumph Capital Group, Inc., a firm engaged in investment banking and investment management. He is also a general partner of Triumph-Connecticut Capital Advisors, Limited Partnership, the general partner of Triumph-Connecticut Limited Partnership, and a limited partner of Triumph-California Advisors, L.P., the general partner of Triumph-California Limited Partnership.

TRUBY G. PROCTOR, JR.

     Mr. Proctor is Chairman and Chief Executive Officer of Lee-Moore Oil Company, located in Sanford, North Carolina, a privately held North Carolina based oil jobber. From August 1987 to July 1994, Mr. Proctor served as Chairman and Chief Executive Officer of The Pantry Inc., a privately held 460 store convenience chain headquartered in North Carolina. Mr. Proctor is a director of Yadkin Valley Bank.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The following executive officers and Directors of the Company did not timely file with the SEC, on certain occasions, their reports on Forms 3, 4 or 5 to report changes in their beneficial ownership of the Common Stock: Robert J. Pietrick (one report due upon becoming an executive officer and one report for one transaction); Michael L. Poole (one report due upon becoming an executive officer and one report for one transaction); Frank W. Barrett (one report for one transaction); J. Kermit Birchfield, Jr. (one report for one transaction); John W. Everets, Jr. (one report for one transaction); Thomas W. Janes (one report for one transaction); Truby G. Proctor, Jr. (one report for one transaction); Robert B. Stein (one report for one transaction); Alice Guiney (one report for one transaction) and Dennis J. Tewell (one report for one transaction).

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the 1997 fiscal year, the Board of Directors of the Company held seven meetings. None of the directors attended fewer than 75% of the total number of meetings of the Board of Directors and committees of which they were members.

     The Board of Directors has established an Audit Committee, a Compensation and Stock Option Committee and a Nominations Committee. The Audit Committee currently consists of Messrs. Barrett, Everets, and Proctor and is responsible for recommending the appointment of independent accountants and for reviewing the reports and expenses of the audits conducted by the Company's independent accountants. The Compensation and Stock Option Committee currently consists of Messrs. Barrett, Birchfield, and Everets, and is responsible for recommending the compensation to be paid to the Company's executive officers and for administering the Company's stock option plans. The Nominations Committee currently consists of Messrs. Birchfield, Everets and Janes, and is responsible for receiving and recommending to the Board of Directors the nominees for persons to serve as Directors of the Company. During the 1997 fiscal year there were two meetings of the Compensation and Stock Option Committee, two meetings of the Audit Committee, and one meeting of the Nominations Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors during the last fiscal year were Messrs. Barrett, Everets and Birchfield. None of these individuals was at any time during fiscal 1997, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

SHAREHOLDER NOMINATIONS OF DIRECTORS

     In addition to the right of the Board of Directors of the Company to make nominations of persons for election as Directors, nominations may be made at a meeting of shareholders by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with certain notice procedures set forth in the Company's Certificate of Incorporation. Such nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Company.

     To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 14 days nor more than 60 days prior to the meeting of shareholders called for the election of Directors; provided, however, that if fewer than 21 days' notice of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to shareholders. A shareholder's notice must set forth as to each person whom the shareholder proposes to nominate for election or re-election as a Director: (i) the name, age, business address, and, if known, residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Company that are beneficially owned by such person, and
(iv) any other information reasonably requested by the Company. All such shareholder nominations may be made only at a meeting of shareholders called for the election of Directors at which such shareholder is present in person or by proxy.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS' COMPENSATION

     The following table provides certain information for the Company's past three fiscal years regarding the cash and other compensation paid to, earned by, or awarded to those persons who, during the last fiscal year, served as the Company's Chief Executive Officer or in a similar capacity and were the four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM COMPENSATION
                                                                                            AWARDS (b)
                                                ANNUAL COMPENSATION(a)                ----------------------
                                   ------------------------------------------------   RESTRICTED  SECURITIES       ALL
                                                                     OTHER ANNUAL       STOCK     UNDERLYING      OTHER
        NAME AND PRINCIPAL         FISCAL                           COMPENSATION($)   AWARDS($)   OPTIONS($)   COMPENSATION
             POSITION               YEAR    SALARY($)    BONUS($)         (c)            (d)         (e)         ($) (f)
---------------------------------- ------   ----------   --------   ---------------   ---------   ----------   ------------
Robert B. Stein, Jr.                1997     $282,700    $ 22,500       $ 1,412       $     --     $     --      $  9,435
President, Chief                    1996      254,808     162,500            --        230,000       95,555         9,533
Executive Officer and Chairman of   1995      199,808      35,000            --             --       96,945        11,588
the Board

Gregory G. Landry,                  1997      226,346      18,900        47,795             --           --         8,670
Executive Vice President            1996      214,038     131,500            --        115,000       55,332         8,670
and Chief Financial Officer         1995      179,041      35,000            --             --       70,543         9,118

Gregory Wozniak,                    1997      116,541      14,900        58,345             --           --           485
Former Vice President-              1996      112,122      16,500            --         57,500        6,250           528
Corporate Counsel (g)               1995      108,754      15,000        20,033             --        2,500           592

Scott A. Stein,                     1997      113,077       9,000           774             --           --         1,216
Vice President -- Management        1996      100,098      15,000           926         57,500        5,000           173
Information Systems                 1995       92,311      10,000           291             --       14,000            --

Gregg O. Guy,                       1997      166,346      18,500       108,479             --           --           505
Former Executive Vice               1996      152,885      22,500        37,554         86,250           --           645
President -- Operations (h)         1995      131,860      20,000            --             --       50,000         1,263

---------------

(a) Annual compensation does not include non-cash compensation that in the aggregate does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of each named executive officer.

(b) The Company did not grant any stock appreciation rights or make any long-term incentive plan payments during fiscal 1997, 1996 or 1995.

(c) Other annual compensation for the following named executive officers includes the following amounts paid on behalf of, or received by, each officer (i) $46,488 in relocation expense for Mr. Landry in fiscal 1997,
    (ii) $108,277 and 28,801 in relocation expense for Mr. Guy in fiscal 1997 and 1996, respectively, (iii) $57,554 in relocation expense for Mr. Wozniak in fiscal 1997, and (iv) an $11,250 gain related to an exercised stock option to purchase 6,000 shares of Common Stock and $5,771 for automobile expenses for Mr. Wozniak in fiscal 1995.

(d) In January 1996, the Company awarded restricted stock to certain executive officers under the Company's 1995 Stock Option and Incentive Award Plan. Robert B. Stein, Jr., Gregory G. Landry, Gregory Wozniak, Gregg O. Guy and Scott A. Stein were awarded 40,000, 20,000, 10,000, 15,000 and 10,000 shares of Class A Common Stock, respectively. The restricted shares will vest equally over a three-year period following the grant date, if the closing price of the Company's Class A Common Stock as reported on the American Stock Exchange achieves price targets, in each case for a consecutive ten-day period, of $9.00, $11.00, and $13.00, respectively, during the first, second and third years from the date of the grant. Dividends will not be paid on unvested restricted stock awards. These named executive officers have not received any other restricted stock awards. The restricted stock awards to Mr. Guy and Mr. Wozniak have been or will be repurchased by the Company in accordance with the terms of the awards for a nominal cash payment.

(e) The Company did not grant options to purchase shares of the Company's common stock in fiscal year 1997 to any of the named executive officers.

(f) Includes amounts contributed for the benefit of the Company's executive officers to the Company's qualified profit sharing plan and premiums paid by the Company for split-dollar and life insurance for the benefit of certain executive officers during the applicable years. Company contributions to the qualified profit-sharing plan for each of the 1997, 1996, and 1995 fiscal years, respectively, included $555, $645 and $1,984 for Robert B. Stein, Jr.; $0, $0 and $448 for Gregory G. Landry; $505, $645 and $1,263, for Gregg
    O. Guy; $485, $528
    and $592 for Gregory Wozniak; and $1,216, $173 and $0 for Scott A. Stein. Premiums paid on split-dollar and life insurance for each of the 1997, 1996 and 1995 fiscal years, respectively, included $8,880, $8,888 and $9,604 for Robert B. Stein, Jr. and $8,670, $8,670, and $8,670 for Gregory G. Landry.

(g) Mr. Wozniak's employment with the Company was terminated as of September 19, 1997. The Company made severance payments to Mr. Wozniak pursuant to a Settlement Agreement in the amount of one year's salary, and entered into a consulting arrangement with Mr. Wozniak pursuant to which Mr. Wozniak was paid $30,000.

(h) Mr. Guy's employment with the Company was terminated as of May 16, 1997. Mr. Guy had an employment agreement with the Company pursuant to which the Company paid to Mr. Guy $318,750 in severance costs.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The Company did not grant options in fiscal year 1997 to any of the executive officers listed in the Summary Compensation Table above.

                         FISCAL YEAR-END OPTION VALUES

     The table below sets forth information regarding unexercised stock options held as of February 1, 1997, by the persons listed in the Summary Compensation Table above, none of whom exercised options during the Company's fiscal year:

                                                                        NUMBER OF              VALUE OF
                                                                    SHARES UNDERLYING        UNEXERCISED
                                                                       UNEXERCISED           IN-THE-MONEY
                                    NUMBER OF                          OPTIONS AT             OPTIONS AT
                                 SHARES ACQUIRED                       FY-END (#)            FY-END(#)(1)
                                 ON EXERCISE OF        VALUE         EXERCISABLE(E)/       EXERCISABLE(E)/
             NAME                    OPTIONS          REALIZED      UNEXERCISABLE(U)       UNEXERCISABLE(U)
-------------------------------  ---------------      --------      -----------------      ----------------
Robert B. Stein, Jr............       12,500          $ 21,875            94,236(E)            $260,100(E)
                                                                          85,764(U)             192,634(U)
Gregory G. Landry..............           --                --            75,417(E)             213,125(E)
                                                                          50,458(U)             113,901(U)
Gregory Wozniak................           --                --            15,813(E)              45,901(E)
                                                                           6,938(U)              16,524(U)
Scott A. Stein.................           --                --             9,000(E)              25,055(E)
                                                                          11,000(U)              28,855(U)
Gregg O. Guy...................           --                --            33,375(E)              98,078(E)
                                                                          16,625(U)              47,828(U)

---------------

(1) Values are calculated for options "in the money" by subtracting the exercise price per share from the closing price per share of the applicable class of the Company's Class A and Class B Common Stock on February 1, 1997, which amounts were each $5.75 per share. Certain of the executive officers have options to purchase shares of Common Stock at exercise prices greater than the fair market value of the applicable class of Common Stock as of February 1, 1997. Such options are not "in the money" and therefore, their value is not disclosed above.

DIRECTORS' COMPENSATION

     Messrs. Barrett, Birchfield, Everets, Janes and Proctor received Directors' fees of $19,000, $19,000, $19,000, $18,000, and $19,000, respectively, for the fiscal year ended February 1, 1997. The annual fee for outside Directors for the 1998 fiscal year is $12,000, plus $1,000 for each regular or special meeting of the Board attended. The remaining Directors, who are employees of the Company, receive no Directors' fees. In addition to the foregoing fees, on February 1, 1997, Messrs. Barrett, Birchfield, Everets, Janes, and Proctor each received an option to purchase 3,500 shares of Class A Common Stock at $5.75 per share, pursuant to the Company's 1995 Stock Option Plan for Outside Directors.

EMPLOYMENT AGREEMENTS

     In June 1995, the Company entered into employment agreements (the "Employment Agreements") with Messrs. Stein and Landry. The Employment Agreements are initially for two-year terms, but such terms are automatically extended each year for an additional year unless the Company or the employee gives notice before February 28 of each year that it or he does not desire to have the term extended. Under the Employment Agreements, Messrs. Stein and Landry receive annual salaries that may be increased, but may not be decreased. In addition, the Employment Agreements provide that the Board of Directors, or a committee thereof, may award each employee annual bonuses if performance criteria to be determined by the Board are met.

     Under the Employment Agreements, if the employee's employment is terminated for any reason, other than by the Company without cause or by the employee for good reason, or as a result of death or disability, then the employee will receive his salary and bonus through the date of termination. If the employee dies or is disabled, he will also receive any additional benefits that are provided under the Company's death and disability programs in effect at the time of death or disability. In addition, if an employee is disabled and there is no disability program in effect or if an employee dies, then the employee's beneficiary will receive 100% of the employee's annual salary plus an amount equal to the highest of the aggregate bonus payments earned by the employee for any of the last three 12-month periods prior to the date of termination.

     The Employment Agreements provide that if the employee's termination is by the Company without cause or by the employee for good reason, and not as a result of the employee's death or disability, the employee will receive his full salary and bonus through the date of termination. The amount of the employee's bonus will be the highest of the aggregate bonus payments earned by the employee for any of the last three 12-month periods prior to the date of termination. The Agreements also provide that after such termination, each of Messrs. Stein and Landry will also receive a severance payment equal to two times the sum of his full base salary and annual bonus. If any payment in connection with the termination of the employee's employment under the Employment Agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the Company will pay the employee an additional payment equal to the amount of any excise tax the employee incurs as a result of his receipt of the additional payment.

                    COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is composed entirely of outside Directors. The Committee, which consists of Messrs. Everets, Chairman, Mr. Barrett and Mr. Birchfield, is responsible for establishing and administering the Company's executive compensation policies and the Company's stock option and other employee equity plans. This report addresses the compensation policies for the fiscal year 1997 for executive officers and, in particular, for Mr. Stein in his capacity as President and Chief Executive Officer.

GENERAL COMPENSATION POLICY

     The objectives of the Company's executive compensation program are to:

     - Provide a competitive compensation package that will attract and retain superior talent and reward performance;

     - Support the achievement of desired Company performance; and

     - Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of shares of the Company's Common Stock, thereby encouraging the achievement of superior results over an extended period.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) annual incentive bonuses, which are based on the achievement of predetermined financial objectives of the Company and individual objectives; (iii) discretionary bonuses, which are granted under special circumstances; and (iv) long-term incentive compensation in the form of periodic stock option and restricted stock grants, with the objective of aligning the executive officers' long-term interests with those of the shareholders and encouraging the achievement of superior results over an extended period.

     The Committee performs annual reviews of executive compensation, during which the Committee reviews executive compensation packages of the Company compared with available information on other national and regional convenience store chains, including some, but not all, of the companies included in the Peer Group Index (defined below).

     In considering compensation of the Company's executives, one of the factors the Committee takes into account is the anticipated tax treatment to the Company of various components of compensation. The Company does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Committee has considered the requirements of Section 162(m) of the Code and its related regulations. It is the Company's present policy to take reasonable measures to preserve the full deductibility of substantially all executive compensation, to the extent consistent with its other compensation objectives.

BASE SALARY

     The Committee reviews base salary levels for the Company's executive officers on an annual basis. In determining salaries, the Committee takes into consideration individual experience and performance, and comparable compensation data available on other national and regional convenience store chains. The Company seeks to set base salaries to be competitive with compensation paid by comparable companies to persons with similar experience.

ANNUAL INCENTIVE BONUSES

     The Committee determines the amount of annual cash bonuses based on achievement of predetermined financial, operational and strategic objectives. Giving greatest weight to the attainment of financial targets, specifically pre-tax earnings and cash flow, the Company also awards bonuses based on various operational and strategic objectives geared to specific management groups (i.e., financial, management, information systems, construction, and marketing), and for Mr. Stein, individually.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive compensation, in the form of stock options and restricted stock grants, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. The Committee believes that an enhanced market value for the Company's shares of Common Stock should be a primary objective of senior management, and that stock option and restricted stock grant participation align executive officers' interests with those of the shareholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. In determining the amount of each grant, the Committee takes into account the number of shares held by the executive prior to the grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Stein, who holds the position of President, Chief Executive Officer and Chairman of the Board, was paid a base salary of $282,700 during fiscal year 1997. The Committee believes that Mr. Stein managed the Company well in fiscal 1997 in a challenging business climate and took the steps necessary to position the Company appropriately to meet its long-term strategic objectives. However, in determining the bonus segment of overall compensation, the Committee also took into consideration the results of operations of the Company and therefore Mr. Stein's bonus was lower than the previous year's, resulting in lower overall compensation.

THE COMPENSATION AND STOCK OPTION COMMITTEE:

John W. Everets, Chairman
Frank W. Barrett
J. Kermit Birchfield, Jr.

                               PERFORMANCE GRAPH

     Until September 29, 1996, the Company's Common Stock was traded on Nasdaq National Market under the symbols DMCVA and DMCVB. On September 30, 1996, the Company's Common Stock was listed on the American Stock Exchange under the symbol DMCA and DMCB, and trading of Common Stock on the Nasdaq National Market was discontinued.

     The two graphs that follow compare the yearly percentage change in cumulative shareholder return on the Class A Common Stock over the past five years with the returns on both the NASDAQ Stock Market and the American Stock Exchange. The first graph compares the performance of the Class A Common Stock over the past five years with (i) the cumulative total return on the Nasdaq Stock Market Index (U.S. Companies) and (ii) a peer group index consisting of Nasdaq Stocks Standard Industry Codes 5400-5499 (food stores) ("Peer Group Index"). The two Nasdaq indices are included in accordance with the Commission's rules, which require that any indices included in last year's proxy statement be shown in the Performance Graph. The two Nasdaq indices will not be included in future proxy statements.

     The second graph compares the performance of the Class A Common Stock with
(i) the cumulative total return on the American Stock Exchange Stock Market (the "AMEX") and (ii) a peer group index consisting of AMEX Stocks Standard Industry Codes 5400-5499 (food stores) ("Peer Group Index").

     The figures presented on the following graphs assume the reinvestment of all dividends into shares of Class A Common Stock on the dividend payment date and assume that $100 was invested in Class A Common Stock and in the Market Index (U.S. Companies) and Peer Group Index for the NASDAQ and American Stock Exchange Stock Markets respectively on January 31, 1992, and held through February 1, 1997 (the end of the Company's most recent fiscal year).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

           PERFORMANCE GRAPH FOR DAIRY MART CONVENIENCE STORES, INC.

                                                                               NASDAQ STOCKS
                                        DAIRY MART         NASDAQ STOCK      (SIC 5400-5499 US
        MEASUREMENT PERIOD              CONVENIENCE         MARKET (US        COMPANIES) FOOD
      (FISCAL YEAR COVERED)            STORES, INC.         COMPANIES)            STORES
01/31/92                                           100                 100                 100
02/28/92                                       107.717             102.266              95.829
04/01/92                                       110.093              97.154              97.432
05/01/92                                       121.386              93.182              82.791
06/01/92                                       116.472              94.998              80.638
07/01/92                                        96.716               91.68              77.576
07/31/92                                        97.677              93.994               74.98
09/01/92                                        94.238              91.562              73.589
10/01/92                                        84.763              93.666               80.97
10/30/92                                        84.763              98.231              79.602
12/01/92                                        86.609              106.24              73.003
12/31/92                                        83.931             109.952              69.928
01/29/93                                        84.854             113.082              67.161
03/01/93                                        73.578             108.674              63.633
04/01/93                                        71.731             111.414              65.205
04/30/93                                        68.448             107.234              65.385
06/01/93                                        70.322             114.256              70.318
07/01/93                                        71.827             114.059              67.823
07/30/93                                        82.211               114.3              69.532
09/01/93                                        81.309             120.622              72.498
10/01/93                                        81.198             123.739              71.716
11/01/93                                        86.439             127.207              78.704
12/01/93                                        78.722             124.285              74.719
12/31/93                                          85.6             126.218              77.943
01/28/94                                        92.435             129.377              74.163
03/01/94                                        92.434             128.148              69.135
03/31/94                                        92.434             120.913              63.276
04/29/94                                         87.33             119.345              66.132
06/01/94                                        73.629             119.742              63.892
07/01/94                                        61.648             115.359               69.52
08/01/94                                        59.068             118.207              68.046
09/01/94                                        53.064             123.957              69.483
09/30/94                                        43.647             124.804              68.056
11/01/94                                         43.66              126.34              68.814
12/01/94                                        51.337             121.506              65.893
12/30/94                                        56.486              123.38              63.669
01/27/95                                        53.059             124.686              61.841
03/01/95                                        54.718             130.314              64.058
03/31/95                                        54.898             134.505              62.824
05/01/95                                        58.948             138.275              64.888
06/01/95                                        68.345             142.971               68.92
06/30/95                                        73.472             153.851              71.377
08/01/95                                        67.076             163.451               74.07
09/01/95                                        88.863             168.333              75.465
09/29/95                                        80.311             172.382              74.937
11/01/95                                        82.012              172.24              79.283
12/01/95                                        93.128             174.757              76.776
12/29/95                                         76.05             174.485              76.042
02/02/96                                        80.309             177.183              72.145
03/01/96                                        84.716              179.58              74.762
04/01/96                                        79.685             183.529               81.56
05/01/96                                          82.1             199.318              87.562
05/31/96                                        79.485             206.856              84.914
07/01/96                                        83.006             199.632                89.3
08/01/96                                        75.259             183.077              89.329
08/30/96                                        80.671             190.019              91.067
10/01/96                                        74.281              203.58              95.761
11/01/96                                         67.02             202.256              94.981
11/29/96                                         67.02               214.8               93.75
12/31/96                                        60.622             214.608              93.586
01/31/97                                        78.541             229.861              92.549

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

           PERFORMANCE GRAPH FOR DAIRY MART CONVENIENCE STORES, INC.

                                                                             AMEX STOCKS (SIC
                                        DAIRY MART                             5400-5499 US
        MEASUREMENT PERIOD              CONVENIENCE      AMEX STOCK MARKET    COMPANIES FOOD
      (FISCAL YEAR COVERED)            STORES, INC.       (US COMPANIES)          STORES
01/31/92                                           100                 100                 100
02/28/92                                       107.717             101.718             105.611
04/01/92                                       110.093              96.025              97.428
05/01/92                                       121.386              95.053              91.834
06/01/92                                       116.472              94.683              88.978
07/01/92                                        96.716              92.186              89.291
07/31/92                                        97.677              93.175              86.454
09/01/92                                        94.238              91.001              85.456
10/01/92                                        84.763              90.582               77.65
10/30/92                                        84.763               93.42              78.074
12/01/92                                        86.609              99.713               92.48
12/31/92                                        83.931              101.39               95.64
01/29/93                                        84.854             105.088              96.389
03/01/93                                        73.578             102.439              95.673
04/01/93                                        71.731             105.653             111.683
04/30/93                                        68.448             103.926             112.205
06/01/93                                        70.322              108.07             117.018
07/01/93                                        71.827             108.424             113.475
07/30/93                                        82.211             109.991             116.876
09/01/93                                        81.309             116.023             107.329
10/01/93                                        81.198             117.916             105.201
11/01/93                                        86.439             121.423             109.189
12/01/93                                        78.722             116.489             104.264
12/31/93                                          85.6             119.192             113.999
01/28/94                                        92.435              120.01             108.999
03/01/94                                        92.434             117.956             118.467
03/31/94                                        92.434             110.818             105.239
04/29/94                                         87.33             109.665             107.253
06/01/94                                        73.629             109.603              99.337
07/01/94                                        61.648             106.565              97.425
08/01/94                                        59.068             110.489              95.901
09/01/94                                        53.064             113.286             105.367
09/30/94                                        43.647             115.272             105.172
11/01/94                                         43.66             113.669              108.17
12/01/94                                        51.337              108.75             105.318
12/30/94                                        56.486             111.147             102.999
01/27/95                                        53.059             114.234             107.368
03/01/95                                        54.718             117.876             115.116
03/31/95                                        54.898             119.483             113.421
05/01/95                                        58.948             122.872             126.341
06/01/95                                        68.345             125.235             135.691
06/30/95                                        73.472               128.8             135.095
08/01/95                                        67.076             135.439             146.915
09/01/95                                        88.863             139.378              152.21
09/29/95                                        80.311             141.838             150.806
11/01/95                                        82.012             136.603             154.667
12/01/95                                        93.128             140.396             161.349
12/29/95                                         76.05             143.001             152.711
02/02/96                                        80.309             142.768             159.263
03/01/96                                        84.716             145.724             161.167
04/01/96                                        79.685             147.082             158.994
05/01/96                                          82.1             153.007             159.212
05/31/96                                        79.485             156.971             169.476
07/01/96                                        83.006             149.041               175.2
08/01/96                                        75.259             137.874             167.625
08/30/96                                        80.671             140.702             165.828
10/01/96                                        74.281             143.613             168.451
11/01/96                                         67.02             142.908             168.071
11/29/96                                         67.02             147.516             166.271
12/31/96                                        60.622             145.288              169.32
01/31/97                                        78.541             148.668             163.738

                              CERTAIN TRANSACTIONS

STOCK OWNED BY DM ASSOCIATES

     DM Associates Limited Partnership ("DM Associates") is the owner of record of 638,743 shares of Class B Common Stock of the Company, representing approximately 41.8% of the issued and outstanding shares of Class B Common Stock, and 34.8% of the total voting power of both classes of Common Stock. The general partner of DM Associates is New DM Management Associates I ("DM Management I") which is a general partnership. The general partners of DM Management I are Robert B. Stein, Jr., a Director and the Chairman of the Board, Chief Executive Officer and President of the Company, and Gregory G. Landry, a Director and the Executive Vice President and Chief Financial Officer of the Company.

     In March 1992, DM Associates financed part of the purchase of its 1,858,743 shares of Class B Common Stock by obtaining a $7,100,000 loan (the "Limited Partnership Loan") from the Connecticut Development Authority ("CDA"). The Limited Partnership Loan was secured by DM Associates' collateral pledge of 1,220,000 shares of the Class B Common Stock then owned by DM Associates. In September 1994, FCN Properties Corporation, a corporation owned and controlled by Charles Nirenberg, a former shareholder, Director and executive officer of the Company, purchased all of the CDA's right, title and interest in and to the Limited Partnership Loan. In December 1995, FCN Properties Corporation sold the Limited Partnership Loan to the Company. The note evidencing the Limited Partnership Loan became due and payable in full on July 31, 1997. DM Associates failed to pay the note and as such in accordance with the terms or the Limited Partnership Loan, the Company took possession and title to the 1,220,000 shares of Class B stock, without waiving any deficiency. At the same time, the Company made demand upon DM Associates for all assets other than the nonrecourse assets (defined below). Upon the Company taking title to and possession of the 1,220,000 shares of stock, such shares became treasury shares. DM Associates continues to hold 638,743 shares of Class B stock, which, together with any proceeds therefrom, are defined as nonrecourse assets under the documents evidencing the Limited Partnership Loan.

                         REQUIRED VOTES OF SHAREHOLDERS

     Under Delaware law and pursuant to the Company's Bylaws, the presence in person or by proxy of the holders of a majority of the voting power of both classes of Common Stock entitled to vote at the Annual Meeting is necessary for a quorum to transact business for matters as to which both classes of Common Stock vote together. With respect to matters as to which each class of Common Stock is entitled to vote separately, including the election of Directors by the respective classes, the presence in person or by proxy of the holders of one-third of the shares of Common Stock of the applicable class is necessary for a quorum to transact such business. In order for the nominees to be elected as Directors by the shareholders of their respective classes of Common Stock, the affirmative vote of a plurality of the Common Stock of the applicable class present in person or by proxy is necessary. The Company intends to appoint an independent person to act as an inspector of elections at the Annual Meeting who will be responsible for counting the votes.

                             SHAREHOLDER PROPOSALS

     If a shareholder desires to present a proposal for inclusion in next year's Proxy Statement relating to the 1998 Annual Meeting of the Shareholders of the Company, such shareholder must submit such proposal in writing to: Dairy Mart Convenience Stores, Inc., 210 Broadway East, Cuyahoga Falls, Ohio 44222,
Attention: Gregory G. Landry, Executive Vice President and Chief Financial Officer, within a reasonable time prior to next year's Annual Meeting, which is currently planned for June 1998.

                                    GENERAL

     The Company's Annual Report to Shareholders, mailed to shareholders in June 1997, contains financial statements for the fiscal year ended February 1, 1997, as well as other information concerning the operations of the Company.

     The Company is not aware of any matters other than those set forth in this Proxy Statement or referred to in the accompanying Notice of Annual Meeting of Shareholders, which will be presented at the Annual Meeting. However, if any other matters should properly come before the meeting, it is intended that proxies will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

                                 CLASS A PROXY

                      DAIRY MART CONVENIENCE STORES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                               DECEMBER 11, 1997

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Robert B. Stein, Jr., Gregory G. Landry and Frank W. Barrett, and each or any of them, with full power of substitution, the proxies of the undersigned to vote all of the shares of Class A Common Stock of Dairy Mart Convenience Stores, Inc. ("Dairy Mart") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Dairy Mart to be held at the Renaissance Hotel, 24 Public Square, Cleveland, Ohio on the 11th day of December, 1997 at 10:00 a.m. (eastern time), and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present upon:

                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                      DAIRY MART CONVENIENCE STORES, INC.

                                 CLASS A PROXY

                               DECEMBER 11, 1997





                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

 ____
|    | PLEASE MARK YOUR                                                  |
| X  | VOTES AS IN THIS                                                  |
|____| EXAMPLE.                                                          |_____




                 FOR   WITHHELD
                 ____    ____
1. Election of  |    |  |    |         NOMINEES:                    2. In their discretion such other matters as may properly come
   Directors    |    |  |    |            Thomas W. Janes              before the meeting.
                |____|  |____|            Truby G. Proctor, Jr.

For, except vote withheld from the                                     UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES
following nominees (To withhold                                     REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE ELECTION OF
authority for any individual nominee                                THE NOMINEES AS DIRECTORS AND IN THE DISCRETION OF THE PROXIES
write that nominee's name in the space                              AS TO OTHER MATTERS.
provided below.)
_____________________________






SIGNATURE(S)________________________________________________ DATE:_____________

                                 CLASS B PROXY

                      DAIRY MART CONVENIENCE STORES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                               DECEMBER 11, 1997

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Robert B. Stein, Jr., Gregory G. Landry and Frank W. Barrett, and each or any of them, with full power of substitution, the proxies of the undersigned to vote all of the shares of Class B Common Stock of Dairy Mart Convenience Stores, Inc. ("Dairy Mart") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Dairy Mart to be held at the Renaissance Hotel, 24 Public Square, Cleveland, Ohio on the 11th day of December, 1997 at 10:00 a.m. (eastern time), and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present upon:

                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                      DAIRY MART CONVENIENCE STORES, INC.

                                 CLASS B PROXY

                               DECEMBER 11, 1997





                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

 ____
|    | PLEASE MARK YOUR                                                  |
| X  | VOTES AS IN THIS                                                  |
|____| EXAMPLE.                                                          |_____




                 FOR   WITHHELD
                 ____    ____
1. Election of  |    |  |    |         NOMINEES:                    2. In their discretion such other matters as may properly come
   Directors    |    |  |    |         Frank W. Barrett                before the meeting.
                |____|  |____|         J. Kermit Birchfield, Jr.
                                       John W. Everets, Jr.
For, except vote withheld from the     Gregory G. Landry               UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES
following nominees (To withhold        Robert B. Stein, Jr.         REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE ELECTION OF
authority for any individual nominee                                THE NOMINEES AS DIRECTORS AND IN THE DISCRETION OF THE PROXIES
write that nominee's name in the space                              AS TO OTHER MATTERS.
provided below.)
_________________________






SIGNATURE(S)________________________________________________ DATE:_____________